[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 4.3

INVESTOR AGREEMENT

THIS INVESTOR AGREEMENT (this “Agreement”), effective as of July 27, 2009 (“Effective Date”), is entered into by and between Blackhawk Network Holdings, Inc., a Delaware corporation (the “Company”), and [***], a Delaware corporation (“[***]”).

Recitals

WHEREAS, pursuant to the Certificate of Incorporation of the Company, the Company is authorized to issue up to an aggregate of (i) 140,000,000 shares of Common Stock, $0.001 par value per share (the “Common Stock”), and (ii) 10,000,000 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock” and, together with the Common Stock, the “Capital Stock”).

WHEREAS, concurrently herewith, the Company and [***] are entering into (i) a Warrant Issuance Agreement of even date herewith (the “Warrant Issuance Agreement”) between the Company and [***] pursuant to which the Company is issuing to [***] a stock purchase warrant (the “Warrant”), for the purchase of 1,500,000 shares of the Common Stock of the Company that is immediately exercisable and (ii) a Joinder Agreement of even date herewith (the “Joinder Agreement”) pursuant to which [***] is becoming a party to certain provisions of the Stockholders Agreement (as defined in the Joinder Agreement).

WHEREAS, [***] and the Company desire to make arrangements between themselves with respect to certain matters relating to the shares of Common Stock of the Company issuable under the Warrant (the “Warrant Shares”) and any Additional Securities (as defined below) purchased or otherwise acquired by [***], including the imposition of certain restrictions on and obligations with respect to the disposition thereof and such other matters as are addressed herein.

Agreement

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. For purposes of this Agreement, the following defined terms shall have the meaning ascribed thereto below.

“Additional Securities” shall mean all shares of Common Stock and any other security of the Company, any direct or indirect subsidiary of the Company or any successor thereto, purchased or otherwise acquired by [***] after the Effective Date, including the Warrant Shares; provided that the Warrant and any other stock purchase warrants, stock options, or other rights to subscribe for any security of the Company shall not be deemed to be Additional Securities under this Agreement.

“Agreement” shall have the meaning set forth in the first paragraph hereof.

“BHN” shall mean Blackhawk Network, Inc., an Arizona corporation and wholly-owned subsidiary of the Company.

“Board” shall mean the Board of Directors of the Company.

“Call Right” shall have the meaning set forth in Section 3(a).

“Call Right Exercise Notice” shall have the meaning set forth in Section 3(c).

“Call Right Exercise Period” shall have the meaning set forth in Section 3(c).

“Call Right Purchase Price” shall have the meaning set forth in Section 3(b).

“Called Securities” shall have the meaning set forth in Section 3(a).

“Capital Stock” shall have the meaning set forth in the first recital hereto.

“Change in Control” means any of the following:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than Majority Owner, the Company, any of their subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the then outstanding shares of Common Stock (other than as a result of an acquisition of securities directly from the Company where the proceeds thereof are not directly received by the stockholders of the Company); or

(ii) the consummation of (A) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, do not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of the voting shares of the parent or any of its subsidiaries issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, or (C) any plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred for purposes of the foregoing clause (ii) if in the event of a recapitalization, consolidation or merger (including reverse merger) of the Company or any of its subsidiaries, persons who, as of the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Directors”) constitute at least a majority of the Board of Directors following such recapitalization, consolidation or merger, provided that any person becoming a director of the Company, subsequent to the Effective Date shall be considered an Incumbent Director if such person’s election was approved by or such

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

person was nominated for election by a vote of at least a majority of the Incumbent Directors.

“Common Stock” shall have the meaning set forth in the first recital hereto.

“Company” shall have the meaning set forth in the first paragraph hereof.

“Discount Rate” shall mean the annual rate of interest on advances to member banks under Sections 13 and 13a of the Federal Reserve Act in effect at the Federal Reserve Bank of San Francisco.

“Dispose or Disposition” means to directly or indirectly, voluntarily or involuntarily sell, transfer, convey, negotiate, pledge, hypothecate, assign or in any other way dispose of any shares of stock or other securities.

“Initial Public Offering” shall mean the initial public offering by the Company of the Common Stock in an underwritten offering registered under the Securities Act as a result of which a minimum of eighteen percent (18%) of the Company’s Common Stock on a fully-diluted basis is held by the public.

“Joinder Agreement” shall have the meaning set forth in the second recital hereto.

“Marketing Services Agreement” shall mean that certain Marketing Services Gift Card Agreement, dated as of August 1, 2006, by and among BHN, [***], a Delaware corporation, and [***], as amended from time to time, including by that certain Amended and Restated Marketing Services Agreement dated June 10, 2009 by and between BHN and [***], and by that certain Amendment No. 1 to Amended and Restated Marketing Services Agreement of even date herewith between BHN and [***].

“Majority Owner” shall mean the holder of a majority of the Common Stock on the Effective Date.

“Market Value” shall mean the fair market value of the Warrant Shares as of the date of receipt by the Company of a Put Notice, taking into account appropriate discounts attributable to minority ownership and lack of marketability, as determined by the Board based upon the most recent written appraisal of the Company’s Capital Stock (not more than seven (7) months old) by a nationally recognized appraisal firm; provided that if (i) an appraisal of the Company’s Capital Stock has not been completed within the seven (7) month period prior to the date of receipt by the Company of the applicable Put Notice, or (ii) the Board determines that (x) one or more material events or material developments related to the Company’s business has occurred since the date of the most recent appraisal and (y) such event(s) or development(s) potentially affects the valuation of the Capital Stock, then in each such case, a nationally recognized appraisal firm will be hired by the Board to prepare a more recent appraisal of the Company’s Capital Stock.

“Preferred Stock” shall have the meaning set forth in the first recital hereto.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Public Market” shall mean a market for the Common Stock of the Company that shall be deemed to exist at such time as eighteen percent (18%) or more of the Common Stock, on a fully-diluted basis, has been sold to the public pursuant to one or more registration statements filed with, and declared effective by, the United States Securities and Exchange Commission.

“Put Notice” shall have the meaning set forth in Section 4(a).

“Put Right” shall have the meaning set forth in Section 4(a).

“Put Right Exercise Price” shall have the meaning set forth in Section 4(a)

“Securities” shall mean all Warrant Shares and Additional Securities then held by [***].

“Securities Act” means the Securities Act of 1933, as amended.

“Spin-Off” shall mean the distribution by Majority Owner (by dividend, distribution, recapitalization, reorganization or otherwise) of eighteen percent (18%) or more of the outstanding equity securities of the Company to the stockholders of Majority Owner.

[***]

“Termination” shall have the meaning set forth in Section 3(a).

“Transaction Notice” shall have the meaning set forth in Section 2.

“Warrant” shall have the meaning set forth in the third recital hereto.

“Warrant Shares” shall have the meaning set forth in the third recital hereto.

“Warrant Issuance Agreement” shall have the meaning set forth in the second recital hereto.

2. Notice of Intent to Effect Certain Transactions. The Company shall issue to [***], not less than 60 days nor more than 180 days prior to the effective date of an Initial Public Offering or a Spin-Off, a written notice indicating the Company’s or Majority Owner’s bona fide intention to effect an Initial Public Offering or a Spin-Off, such notice to be accompanied by (i) the most recent consolidated financial statements of the Company and its subsidiaries prepared in a manner consistent with financial statements to be included in a registration statement on Form S-1 or Form 10, as applicable, and (ii) a draft of any disclosure to be included in the registration statement on Form S-1 or Form F-10, as applicable, pursuant to Item 404 of Regulation S-K substantially in the form to be filed with the Securities and Exchange Commission in connection with the Initial Public Offering or Spin-Off. The Company shall also issue to [***] a written notice not less than thirty (30) days prior to the closing of a transaction that will result in a Change in Control.

3. Call Right With Respect to Securities Held by [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a) Call Right. Subject to Section 3(e) hereof, in the event of any expiration or termination of the Marketing Services Agreement for any reason whatsoever (in each case, a “Termination”), the Company and any assignee, in its sole discretion, shall have the right and option to repurchase or purchase (the “Call Right”) all, but not less than all, of the Securities then held by [***] (the “Called Securities”) at the purchase price set forth in Section 3(b).

(b) Call Right Purchase Price. The Call Right shall be exercisable by the Company at an aggregate price (the “Call Right Purchase Price”) determined separately with respect to each purchase of Called Securities equal to: the sum of (A) the product of the per share or unit purchase price paid by [***] with respect to such Called Securities (which is $5.26 in the case of the Shares) multiplied by the aggregate number of such Called Securities (such price and number of Called Securities as adjusted for stock splits, reverse stock splits, recapitalizations and the like) plus (B) simple interest thereon at the annual rate of three percent (3%) above the Discount Rate, adjusted as of the first business day of each calendar quarter from the date of purchase of such Called Securities to the date of the closing of the exercised Call Right transaction. Notwithstanding the foregoing, if the Company exercises the Call Right following a Termination by [***] for breach by BHN in accordance with Section 3.2(a) of the Marketing Services Agreement, the price of the Called Securities shall be the greater of the Put Right Exercise Price (as defined below) and the Call Right Purchase Price, each determined as of the date of the Call Right Notice (as defined below).

(c) Call Right Exercise Period. The Company shall have one hundred twenty (120) days from the date of the Termination (the “Call Right Exercise Period”) to exercise its Call Right by giving [***] written notice (the “Call Right Exercise Notice”) of its election to purchase the Called Securities. Any Call Right Exercise Notice given prior to the commencement of the Call Right Exercise Period shall be deemed given on the first day of the Call Right Exercise Period. The Company’s right to exercise the Call Right shall terminate at 5:00 p.m., P.S.T., on the last day of the Call Right Exercise Period.

(d) Closing. The closing of the exercised Call Right transaction shall occur not later than fifteen (15) business days following [***] receipt of the Call Right Exercise Notice. At the closing, the Company shall deliver to [***], in immediately available funds, the Call Right Purchase Price against delivery to the Company of a stock certificate or certificates or other instrument, as applicable, duly representing all of the Called Securities, duly endorsed in blank by [***] or having attached thereto a stock power duly executed by [***] in proper form for transfer, along with customary representations and warranties by [***], including, without limitation, that it owns all of its Called Securities free and clear of any liens, restrictions, security interests, or encumbrances whatsoever, other than those created by this Agreement, the Joinder Agreement, and the Stockholders Agreement.

(e) Termination of Call Right. The provisions of this Section 3(a) through (d) shall terminate upon the earliest to occur of the closing of (i) an Initial Public Offering, (ii) a Spin-Off, and (iii) a transaction resulting in a Change in Control. In addition, the Call Right shall terminate as to any Securities that are the subject of a Disposition or as to which a Put Right Exercise Notice has been issued. If the Company delivers a Call Right Exercise Notice and breaches its obligation to close under Section 3(d) hereof, [***] shall give the Company written notice of such breach within five (5) business days after the scheduled closing

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

date and, if such breach is not cured within five (5) business days after the Company’s receipt of such notice, [***] may, as its sole remedy for such breach, terminate the Company’s Call Right by giving written notice of such termination within five (5) business days after expiration of the cure period; provided, however, that the foregoing termination right shall not apply to any failure by the Company to perform under Section 3(d) (i) arising out of a cause beyond its control and without its fault or negligence including, without limitation, fires, floods, earthquakes, strikes, unavailability of necessary utilities, blackouts, acts of God, acts of declared or undeclared war, acts of regulatory agencies, or national disasters or (ii) with respect to which [***] has not complied with all of its closing requirements.

4. Put Right With Respect to Securities Held by [***].

(a) Put Right. The “Put Right” means the right of [***], upon written request to the Company (“Put Notice”), to require the Company to repurchase Warrant Shares at a price equal to the then-applicable Market Value (the “Put Right Exercise Price”), subject to compliance with applicable law. Subject to Section 4(c) hereof, the Warrant Shares shall become subject to the Put Right as to twenty five percent (25%) of the Warrant Shares then held by [***] on the second (2nd) anniversary of the Effective Date and as to twenty five percent (25%) of the Warrant Shares then held by [***] on each of the next three succeeding anniversaries of the Effective Date, so that on the fifth (5th) anniversary of the Effective Date, all of the Warrant Shares then field by [***] shall be subject to the Put Right. [***] may exercise the Put Right at any time with respect to any or all of the Warrant Shares that have become subject to the Put Right, provided that in no event shall [***] be entitled to exercise the Put Right more than once in any twelve (12) month period.

(b) Closing. The closing of each Put Right transaction shall occur not later than thirty (30) business days following Company’s receipt of a Put Notice; provided that [***] shall have the right to revoke the Put Notice by giving written notice of revocation not later than ten (10) business days after issuing such Put Notice if, in the reasonable judgment of the Company, such revocation shall have no material adverse effect on the Company or its shareholders. At the closing, the Company shall deliver to [***], in immediately available funds, the Put Right Exercise Price against delivery to the Company of a stock certificate or certificates or other instrument, as applicable, duly representing all of the put Warrant Shares, duly endorsed in blank by [***] or having attached thereto a stock power duly executed by [***] in proper form for transfer, along with customary representations and warranties by [***], including, without limitation, its representation and warranty that it owns all of its put Warrant Shares free and clear of any liens, restrictions, security interests, or encumbrances whatsoever, other than those created by this Agreement.

(c) Termination of Put Right. The Put Right shall terminate upon the earliest to occur of (i) the closing of an Initial Public Offering, (ii) the existence of a Public Market, (iii) the closing of a Spin-Off, (iv) the closing of a transaction resulting in a Change in Control, (v) a Termination other than a Termination by [***] for breach by BHN pursuant to Section 3.2(a) of the Marketing Services Agreement), and (vi) June 9, 2019. In addition, the Put Right shall terminate as to any Warrant Shares that are the subject of a Disposition.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5. Market Stand-Off Agreement. [***] shall not sell, dispose of, transfer, make any short sale of; grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Securities, including, without limitation, the Warrant Shares, for a period of time specified by the managing underwriters (not to exceed 180 days) following the effective date of any registration statement of the Company for an Initial Public Offering filed under the Act. [***] agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriter that are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Securities until the end of such period. The underwriters of the Company’s stock are intended third-party beneficiaries of this Section 5 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Notwithstanding the foregoing, [***] obligations under this Section 5 are conditioned upon the execution, in accordance with the Stockholders Agreement, of a market-standoff agreement covering all executive officers and directors of BHN and the Company who hold shares of the Common Stock and all other shareholders of the Company owning a number of shares of the Common Stock equal to or greater than the number of such shares owned by [***].

6. Miscellaneous.

(a) Entire Agreement Amendment and Modification. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by a written instrument duly executed by the parties hereto.

(b) Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to any subsequent or other failure, breach or default.

(c) Severability. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

(d) Successors and Assigns. The Company may assign the Call Right or its obligations with respect to the Put Right, in whole or in part, to one or more Persons. This Agreement shall be binding upon and inure to the benefit of the Company, its successors, and assigns. There are no third-party beneficiaries to this Agreement, except that Majority Owner is a third-party beneficiary entitled to enforce the provisions of this Agreement, and except that the underwriters of the Company’s stock are third-party beneficiaries of the obligations of [***] under provisions of Section 5 hereof.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(e) Headings. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the content of said sections.

(f) Injunctive Relief. The Securities cannot be readily purchased or sold in the open market and, for that reason, among others, the parties will be irreparably damaged if this Agreement is not specifically enforced. Should any dispute arise concerning the Disposition of any Securities hereunder, an injunction may be issued mandating such Disposition of Securities pending the determination of such controversy. Any right or obligation to purchase or sell any of the Securities shall be enforceable in a court of equity by a decree of specific performance. Such remedy shall be cumulative and in addition to any other remedy that the parties may have.

(g) Further Assurances. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

(h) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflicts of law principles thereof.

(i) Notices. Any notice, request or other communication hereunder shall be in writing and shall be deemed to be duly given when delivered personally, by registered or certified mail, postage prepaid, or by a nationally recognized overnight courier service as set forth below (or such other addresses as a party hereafter provide the other party):

If to [***] to:	If to Blackhawk to:

[***]	Blackhawk Network Holdings, Inc.
5918 Stoneridge Mall Road
Pleasanton, CA 94588-3229
Attn: Chief Executive Officer

With a copy to:	With a copy to:

[***]	Blackhawk Network Holdings, Inc.
Legal Department
5918 Stoneridge Mall Road
Pleasanton, CA 94588
Attn: David E. Durant, Esq.

(j) Recapitalizations, Exchanges, Etc. Affecting the Securities. This Agreement shall apply, to the full extent set forth herein, with respect to all of the Securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued at any time in respect of, in exchange for, or in substitution of such equity and debt securities (and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combination, reclassification, recapitalizations, reorganizations

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

and the like occurring after the Effective Date), owned by [***] or any permitted transferee of the Securities as provided in this Agreement. Each person to whom any certificate for the Securities is to be issued or transferred in accordance with and subject to the provisions of this Agreement shall be required to execute a copy of this Agreement and acknowledge in writing that he, she or it is bound by the terms of this Agreement prior to delivery to such transferee of any such certificate and prior to such transferee receiving any rights under this Agreement.

(k) Valuation. Upon the request from time to time of [***] (but no more often than once a year), the Company shall cause its Chief Financial Officer or other designated officer to provide [***] with the most recent available Determined Value (as such term is defined in the Stockholders Agreement) of the Capital Stock.

(l) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(m) Disputes and Arbitration.

(i) Disputes. Except as set forth in Section 6(f) hereof, in the event of any controversy, claim or dispute of whatever nature arising between the parties concerning their respective rights and obligations under this Agreement or the Warrant, or the breach, termination, enforceability, scope or validity of this Agreement or the Warrant and/or the rights or obligations of the parties arising out of or relating to this Agreement or the Warrant or the breach, termination, negotiation or validity hereof or thereof (a “Dispute”), the Dispute, on written request of either party, shall be referred to [***] Treasurer or its designee, on one hand, and the Company’s Chief Financial Officer, on the other (the “Representatives”). The Representatives shall promptly meet in a good faith effort to resolve the Dispute. If the Representatives do not agree upon a resolution of the Dispute within thirty (30) calendar days after reference of the matter to them, the Dispute shall be resolved by mediation as provided in Section 6(m)(ii) below or, if mediation is unsuccessful, by binding arbitration as provided in Section 6(m)(iii) below. The agreement to mediate and arbitrate contained in this Section 6(m) shall continue in full force and effect despite the expiration, rescission or termination of this Agreement.

(ii) Mediation Proceedings. Neither party shall commence an arbitration proceeding pursuant to the provisions set forth below unless such party shall first give a written notice (a “Dispute Notice”) to the other party setting forth the nature of the Dispute. The parties shall attempt in good faith to resolve the Dispute by mediation under the CPR Institute for Dispute Resolution (“CPR”) Model Mediation Procedure for Business Disputes in effect on the Effective Date. If the parties cannot agree on the selection of a mediator within twenty (20) days after receipt of the Dispute Notice, the mediator will be selected in accordance with the CPR Procedure. The fees and expenses of the mediator shall be shared equally by the parties and advanced by them from time to time as required; provided that at the conclusion of the mediation (or if applicable the related arbitration), the mediator shall award reasonable costs and expenses to the prevailing party in the mediation (unless followed by related arbitration, in which case such mediation costs and expenses shall be treated as arbitration costs and expenses as set forth below).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii) Binding Arbitration; Waiver of Jury Trial. If the Dispute has not been resolved by mediation as provided above within sixty (60) days after receipt of the Dispute Notice, or if a party fails to participate in a mediation, then the Dispute shall be determined by binding arbitration in the San Francisco Bay Area. The arbitration shall be conducted in accordance with such rules of arbitration as may be agreed upon by the parties, or failing agreement within thirty (30) days after arbitration is demanded, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) in effect on the Effective Date, subject to any modifications contained in this Agreement. The Dispute shall be determined by one independent impartial arbitrator, except that if the Dispute involves an amount in controversy excess of $1,000,000 (i.e., exclusive of interest and costs), three arbitrators shall be appointed. The arbitrator(s) shall be selected by mutual agreement of the parties, if possible. If the parties fail to reach agreement regarding appointment of an arbitrator (or arbitrators) within thirty (30) days following receipt by one party of the other party’s notice of arbitration, the arbitrator(s) shall be selected from a list or lists of proposed arbitrators who are nominated as members of the AAA Large, Complex Case Panel or a CPR Panel of Distinguished Neutrals, or who have professional credentials similar to those persons listed on such AAA or CPR panels. The selection process shall be that which is set forth in the AAA commercial arbitration rules then prevailing. The fees and expenses of the arbitrator(s) and the court reporter shall be shared equally by the parties and advanced by them from time to time as required; provided that at the conclusion of the arbitration, the arbitrator(s) shall award reasonable costs and expenses to the prevailing party in the arbitration as set forth below. The arbitrator(s) shall base the award on the applicable law and judicial precedent that would apply if the Dispute were decided by a United States District Judge, and the arbitrator(s) shall have no authority to render an award which is inconsistent therewith. The award shall be in writing and include the findings of fact and conclusions of law upon which it is based.

Unless the parties agree otherwise, discovery will be limited to an exchange of directly relevant documents. Depositions will not be taken except as needed in lieu of a live appearance or upon mutual agreement of the parties. The arbitrator(s) shall resolve any discovery disputes. The arbitrator(s) and counsel of record will have the power of subpoena process as provided by law. The parties knowingly and voluntarily waive their rights to have any Dispute tried and adjudicated by a judge or a jury. The arbitration shall be governed by the substantive laws of the State of Delaware (without regard to Delaware choice-of-law rules to the extent they would require the application of the substantive law of another place), including its statute of limitations, and by the arbitration law of the Federal Arbitration Act (Title 9, U.S. Code). Judgment upon the award rendered may be entered in any court having jurisdiction. Notwithstanding the foregoing, upon the application by either party to a court for an order confirming, modifying or vacating the award, the court shall have the power to review whether, as a matter of law based on the findings of fact determined by the arbitrator(s), the award should be confirmed, modified or vacated in order to correct any errors of law made by the arbitrator(s). In order to effectuate such judicial review limited to issues of law, the parties agree (and shall stipulate to the court) that the findings of fact made by the arbitrator(s) shall be final and binding on the parties and shall serve as the facts to be submitted to and relied upon by the court in determining the extent to which the award should be confirmed, modified or vacated.

Except as otherwise required by law, the parties and the arbitrator(s) agree to keep confidential and not disclose to third parties any information or documents obtained in

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

connection with the arbitration process, including the resolution of the Dispute. The arbitrator(s) shall determine which party is the prevailing party, and the prevailing party shall be awarded reasonable attorneys’ fees, expert and non-expert witness costs and expenses, and other costs and expenses incurred in connection with the arbitration (including expert witness costs and witness travel and lodging costs) unless the arbitrator, for good cause, determines otherwise. Costs and fees of the arbitrator (including the costs of the record, including transcripts of the arbitration and the preparation thereof) shall be borne by the non-prevailing party, unless the arbitrator for good cause determines otherwise. If either party fails to proceed with arbitration as provided in this Agreement, or unsuccessfully seeks to stay the arbitration, or fails to comply with the arbitration award, or is unsuccessful in vacating or modifying the award pursuant to a petition or application for judicial review, the other party shall be entitled to be awarded costs and expenses, including reasonable attorney’s fees, paid or incurred in successfully compelling such arbitration or defending against the attempt to stay, vacate or modify such arbitration award and/or successfully defending or enforcing the award.

(iv) Remedies. Each party hereby waives any and all rights it may have to receive exemplary or punitive damages with respect to any claim it may have against the other party, it being agreed that no party shall be entitled to receive money damages in excess of its actual compensatory damages, notwithstanding any contrary provision contained in this Agreement or otherwise.

(n) Attorneys’ Fees. In the event of any arbitration or proceeding arising out of or related to this Agreement, the prevailing party (as determined in accordance with Section 6(m), if disputed) shall be entitled to recover from the losing party all of its costs and expenses incurred in connection with such arbitration or proceeding, including court costs and reasonable attorneys’ fees, whether or not such arbitration or proceeding is prosecuted to judgment.

(o) Miscellaneous. Time is of the essence under this Agreement with respect to all provisions of this Agreement that specify a time for performance. Nothing in this Agreement shall require a party to take any action in violation of applicable law. Each party and its counsel have fully participated in the review and revision of this Agreement, and any rule of construction to the effect that ambiguities are to be construed against the drafter shall not be applied in this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized officers as of the Effective Date.

COMPANY:	BLACKHAWK NETWORK HOLDINGS, INC.

	By:	/s/ Donald Kingsborough
	Name:	Donald Kingsborough
	Title:	CEO

[***]:	[***]

By:
Name:
Title:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.